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                                                                    EXHIBIT 10.6

                                Option Agreement
                                    under the
                             Ultra Clean Corporation
                              Stock Incentive Plan

      Date of Grant:                                       _____________

      Name of Optionee:                                    _____________

      Number of Shares Subject to the Option:              _____________

      Exercise Price:                                      $____per share

         Ultra Clean Holdings, Inc., a Delaware corporation (the "COMPANY"), hereby grants as of the date of grant set forth above (the "GRANT DATE") to the above-named optionee ("OPTIONEE") an option (the "OPTION") to purchase from the Company, for the price per share set forth above, the number of shares of common stock of the Company ("SHARES") set forth above pursuant to the Ultra Clean Holdings, Inc. Stock Incentive Plan (the "PLAN").

         Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

         1. Exercise Price. The price at which each Share subject to this Option may be purchased shall be the price set forth above.

         2. Number of Shares, Exercise. The number of Shares for which the Option may be exercised are set forth above. To the extent the Option has become vested or exercisable in accordance with Section 3 hereof, the Option may be exercised at any time through the date of expiration of the Option, as set forth in Section 4 hereof.

         3. Vesting. The Option shall vest and become exercisable on the following schedule:(1)

                  (a) The Option shall become vested and exercisable as to 25% of the Shares constituting the Option on the first anniversary of the Grant Date, subject to Optionee's continued employment or service with the Company on such date.

                  (b) Thereafter, the Option shall become vested and exercisable at a rate of 1/48 of the Shares constituting the Option per month, subject to Optionee's continued employment or service with the Company on each such date.

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         (1) This is the standard four-year vesting with one-year cliff. The
Board may decide on different vesting schedules for awards.

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         4.       Term of Option. The term of the Option commences on the Grant
Date and expires upon the earliest of the following:

                           (i) immediately upon termination of Optionee's employment or service with the Company and its Affiliates for any reason, to the extent such Option is not yet vested or does not become vested as a result of such termination;

                           (ii) three months after termination of Optionee's employment or service with the Company and its Affiliates by Participant or by the Company or any of its Affiliates (other than as a result of death or Disability or termination by the Company for Cause);

                           (iii) one year after Optionee's employment or service with the Company and its Affiliates is terminated by reason of Optionee's death or Disability;

                           (iv) immediately upon termination of Optionee's employment or service with the Company and its Affiliates by the Company or any of its Affiliates for Cause;

                           (v) the day before the tenth (10th) anniversary of the Grant Date;

                           (vi) in the event of a Change of Control, to the extent not continued or assumed in accordance with Section 10(a) of the Plan; or

                           (vii)    in accordance with Section 10(b) of the
                  Plan.

         5.       Exercise.

                  (a) Manner of Exercise. During the term of the Option set forth in Section 4 above, Optionee (or his representative, devisee or heir, as applicable) may exercise any portion of this Option which has become exercisable in accordance with the terms hereof as to all or any of the Shares then available for purchase by delivering to the Company written notice in the form specified by the Company. Payment shall be
         (i) in cash, by certified or bank cashier check payable to the order of the Company, free from all collection charges, (ii) in the discretion of the Committee, in Shares (provided such shares shall have been held by Optionee for at least six months unless the Committee determines in its sole discretion that such six-month holding period is not necessary to comply with any accounting, legal or regulatory requirement) having a Fair Market Value on the date of exercise equal to the full amount of the Exercise Price therefor, (iii) if approved by the Committee, in accordance with a cashless exercise program; or (iv) in such other form as may be permitted by the Committee. Only one stock certificate will be issued unless Optionee otherwise requests in writing. Shares purchased upon exercise of the Option will be issued in the name of Optionee or

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         Optionee's permitted transferee. Optionee shall not be entitled to any rights as a stockholder of the Company in respect of any Shares covered by this Option until such shares of Stock shall have been paid for in full and issued to Optionee.

                  (b) Tax Withholding. By exercising the Option, Optionee agrees that, as a condition to any exercise of the Option, the Company may require Optionee to enter into an arrangement providing for the payment by Optionee to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of the Option, (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise, or (3) the disposition of Shares acquired upon such exercise. At any time Optionee exercises the Option, in whole or in part, or at any time as requested by the Company, Optionee hereby authorizes withholding from payroll and any other amounts payable to Optionee, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option.

                  (c) Lock-up Period. By exercising the Option, Optionee agrees that the Company (or a representative of the underwriter(s)) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act (including the Company's Initial Public Offering), require that Optionee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by Optionee, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. Optionee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Optionee's Shares until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Subsection and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

         6. Certificates. Certificates issued in respect of Shares acquired upon exercise of the Option shall, unless the Committee otherwise determines, be registered in the name of Optionee or Optionee's permitted transferee. So long as Optionee is not bound by any transfer restrictions herein or in the Plan, the Company shall deliver such certificates to Optionee or Optionee's permitted transferee upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws.

         7. Nontransferability of Option. This Option is personal to Optionee and may be exercised only by Optionee or his or her representative in the event of Optionee's

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Disability or death. Any Option shall not be transferable other than by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment or service or death of Optionee set forth in the Plan shall continue to be applied with respect to Optionee, following which the transferred Options shall be exercisable by the transferee only to the extent and for the periods specified in the Plan.

         8. Employment Rights. This Option does not confer on Optionee any right to continue in the employ or service of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of Optionee's employment or service.

         9. Proprietary Information and Inventions Agreement. Optionee shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with the Company's (or its subsidiary's) standard form of confidentiality and non-disclosure agreement.

         10. Terms of Plan, Interpretations. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon Optionee and his legal representatives on any question arising hereunder. Optionee acknowledges that he has received and reviewed a copy of the Plan.

         11. Delegation. Optionee acknowledges that any powers, rights or responsibilities of the Board and/or the Committee set forth herein may be delegated to and exercised by any subcommittee thereof as permitted under the Plan.

         12. Notices. All notices hereunder to the party shall be delivered or mailed to the following addresses:

         If to the Company:

                  Ultra Clean Holdings, Inc.
                  150 Independence Drive
                  Menlo Park, CA 94025
                  Attn:  Controller

         If to Optionee:

                  To the person and at the address specified on the signature page.

         Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

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         13.      Entire Agreement. This Agreement contains the entire
understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

         14. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of the conflict of laws principles thereof.

         15. Counterparts. This Option Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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         IN WITNESS WHEREOF, the undersigned have caused this Option Agreement to be duly executed as of the date first above written.

                                         Ultra Clean Holdings, Inc.

                                         By:
                                            ___________________________________
                                            Name:
                                            Title:

                                         OPTIONEE:

                                         _______________________________________
                                         Name:
                                         Address:

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